IntelGenx and RedHill Biopharma Announce Marketing Approval
of RIZAPORT® for Migraines in Luxembourg

  The national marketing approval in Luxembourg completes the current approval process of RIZAPORT® under the European Decentralized Procedure (“DCP”); RIZAPORT® is also approved for marketing in Germany and a national Marketing Authorization Application (“MAA”) has been submitted in Spain

  RIZAPORT® is a proprietary oral thin film formulation of rizatriptan for the treatment of acute migraines

  Commercialization agreements for RIZAPORT® were signed with Grupo JUSTE S.A.Q.F (now Exeltis Healthcare, S.L.) for Spain and Pharmatronic Co. for South Korea

  RedHill and IntelGenx currently expect to re-submit the RIZAPORT® 505(b)(2) New Drug Application (“NDA”) to the U.S. Food and Drug Administration (“U.S. FDA”) in the third quarter of 2017

Saint Laurent, Quebec, April 13, 2017 - IntelGenx Corp. (TSXV: IGX; OTCQX: IGXT) (“IntelGenx”), a leading oral drug delivery company primarily focused on the development and manufacturing of innovative pharmaceutical oral films based on its proprietary VersaFilm™ technology platform, together with RedHill Biopharma Ltd. (NASDAQ: RDHL) (Tel-Aviv Stock Exchange: RDHL) (“RedHill”), a specialty biopharmaceutical company primarily focused on the development and commercialization of late clinical-stage, proprietary, orally-administered, small molecule drugs for gastrointestinal and inflammatory diseases and cancer, today announced that the Ministry of Health of Luxembourg has granted national marketing authorization for RIZAPORT® (5 mg and 10 mg), a proprietary oral thin film formulation of rizatriptan benzoate for the treatment of acute migraines.

The national marketing authorization was granted in Luxembourg on the basis of the DCP, in which Luxembourg served as the Concerned Member State. The approval in Luxembourg marks the completion of the current marketing approval process for RIZAPORT® under the DCP. This process requires marketing approval in at least two European states, a Reference Member State and a Concerned Member State. RIZAPORT® (5 mg and 10 mg) was previously approved for marketing in Germany, which served as the Reference Member State. Under the DCP, marketing authorization approval of RIZAPORT® in additional European countries is subject to a separate procedure to obtain additional national marketing authorizations in each country.

RIZAPORT® offers an innovative and potentially advantageous therapeutic alternative for many migraine patients, primarily patients who suffer from dysphagia or migraine-related nausea, due to its convenient dosing, facile intake due to the lack of need for water and pleasant flavor.

A first commercialization agreement for RIZAPORT® was signed with Grupo JUSTE S.A.Q.F (now Exeltis Healthcare, S.L.) for Spain and, subsequently, a national MAA for RIZAPORT® was submitted by Grupo JUSTE.

A second commercialization agreement for RIZAPORT® was recently signed with Pharmatronic Co. for South Korea.

IntelGenx and RedHill currently expect to re-submit the RIZAPORT® 505(b)(2) NDA to the U.S. FDA in the third quarter of 2017. The companies are continuing discussions with additional potential commercialization partners for RIZAPORT® in the United States, Europe and other territories.

About RIZAPORT® (RHB-103):
RIZAPORT® is a proprietary oral thin film formulation of rizatriptan benzoate, a 5-HT1 receptor agonist and the active drug in Merck & Co.’s Maxalt®. RIZAPORT® 5 mg and 10 mg were approved for marketing in Germany in October 2015 and in Luxembourg in April 2017 under the DCP. A NDA for RIZAPORT® was also filed with the U.S. FDA in 2013 and a Complete response letter was received in 2014. RedHill has entered into licensing agreements to commercialize RIZAPORT® in Spain (with Grupo JUSTE S.A.Q.F) and in South Korea (with Pharmatronic Co.). Rizatriptan is considered to be one of the most effective oral triptans, a class of molecules that constricts blood vessels in the brain to relieve swelling and other migraine symptoms. RIZAPORT® is based on IntelGenx's proprietary VersaFilm™ technology. It dissolves rapidly and releases its active ingredient in the mouth, leading to efficient absorption of the drug through the gastrointestinal tract. The administration method of the RIZAPORT® oral thin film, which does not require the patient to swallow a pill or consume water, along with its pleasant flavor, presents a potentially attractive therapeutic alternative for migraine patients, specifically for patients who suffer from migraine-related nausea, estimated to be approximately 80% of the total migraine patient population and patients suffering from dysphagia (difficulty swallowing).

References:
1 European Commission Health and Food Safety Directorate-General, Volume 2A, Procedures for marketing authorization, Chapter 2
2 Lipton RB, Buse DC, Saiers J, Fanning KM, Serrano D, Reed ML. (2013) Frequency and burden of headache-related nausea: results from the American Migraine Prevalence and Prevention (AMPP) study, Headache. 2013 Jan;53(1):93-103.

About RedHill Biopharma Ltd.:
RedHill Biopharma Ltd. (NASDAQ: RDHL) (TASE: RDHL) is a specialty biopharmaceutical company headquartered in Israel, primarily focused on the development and commercialization of late clinical-stage, proprietary, orally-administered, small molecule drugs for the treatment of gastrointestinal and inflammatory diseases and cancer. RedHill has a U.S. co-promotion agreement with Concordia for Donnatal®, a prescription oral adjunctive drug used in the treatment of IBS and acute enterocolitis, as well as an exclusive license agreement with Entera Health for EnteraGam®, a medical food intended for the dietary management, under medical supervision, of chronic diarrhea and loose stools. RedHill’s clinical-stage pipeline includes: (i) RHB-105 - an oral combination therapy for the treatment of Helicobacter pylori infection with successful results from a first Phase III study; (ii) RHB-104 - an oral combination therapy for the treatment of Crohn's disease with an ongoing first Phase III study, a completed proof-of-concept Phase IIa study for multiple sclerosis and QIDP status for nontuberculous mycobacteria (NTM) infections; (iii) BEKINDA® (RHB-102) - a once-daily oral pill formulation of ondansetron with an ongoing Phase III study for acute gastroenteritis and gastritis and an ongoing Phase II study for IBS-D; (iv) RHB-106 - an encapsulated bowel preparation licensed to Salix Pharmaceuticals, Ltd.; (v) YELIVA® (ABC294640) - a Phase II-stage, orally-administered, first-in-class SK2 selective inhibitor targeting multiple oncology, inflammatory and gastrointestinal indications; (vi) MESUPRON - a Phase II-stage first-in-class, orally-administered protease inhibitor, targeting pancreatic cancer and other solid tumors and (vii) RIZAPORT® (RHB-103) - an oral thin film formulation of rizatriptan for acute migraines, with a U.S. NDA currently under discussion with the FDA and marketing authorization received in Germany in October 2015. More information about the Company is available at: www.redhillbio.com.

About IntelGenx:
IntelGenx is a leading oral drug delivery company primarily focused on the development and manufacturing of innovative pharmaceutical oral films based on its proprietary VersaFilmTM technology platform. Established in 2003, the Montreal-based company’s common shares are listed on the TSX-V and OTCQX.

IntelGenx’ highly skilled team provides comprehensive pharmaceutical~~s~~ services to pharmaceutical partners, including R&D, analytical method development, clinical monitoring, IP and regulatory services. IntelGenx’ state-of-the-art manufacturing facility, established for the VersaFilmTM technology platform, supports lab-scale to pilot and commercial-scale production, offering full service capabilities to its clients. More information about the company can be found at www.intelgenx.com.

Forward-Looking Statements:
This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange), nor the OTCQX accepts responsibility for the adequacy or accuracy of this release.

Source: IntelGenx Technologies Corp.

For more information, please contact:

Stephen Kilmer
Investor Relations
(514) 331-7440 ext 232
stephen@intelgenx.com

Or

Andre Godin, CPA, CA
Executive Vice-President and CFO
IntelGenx Corp.
(514) 331-7440 ext 203
andre@intelgenx.com